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                                                                    Exhibit 10.2

                          TECHNOLOGY LICENSE AGREEMENT*

          This Technology License Agreement is entered into as of December 22, 2000 ("Effective Date") between MystiCom Limited ("MystiCom") an Israeli corporation with a principal place of business at 6 Ha'zoran Street, Netanya 42504 Israel and Virata Ltd. ("Licensee"), an English corporation with a principal place of business at Mount Pleasant House, 2 Mount Pleasant, Huntingdon Road, Cambridge CB3 OBL England.

          A. MystiCom is developing and has developed certain proprietary implementations of hardware designs and related technology.

          B. Licensee wishes to obtain a license from MystiCom to manufacture and distribute products that incorporate certain of MystiCom's technology.

          In consideration of the mutual promises, covenants and conditions contained herein the parties agree as follows:

1.       DEFINITIONS

          When used in this Agreement, the following terms have the following meanings:

          1.1  Affiliate means an entity that directly or indirectly controls,
               ---------
is controlled by, or is under common control with Licensee, for as long as such control exists, provided that each Affiliate exercising rights under this Agreement agrees in writing to be bound by the terms of this Agreement. For purposes of this definition, "control" means the ownership of more than fifty percent of the voting stock of such entity, or if such entity is not a corporation, the ability to control the day-to-day operations and business of such entity.

          1.2  Confidential Information means any confidential or proprietary
               ------------------------
information, source code, software tools, designs, schematics, plans or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plan or financial or personnel matter relating to either party, its present or future products, sales, suppliers, customers, employees, investors or business, identified and marked by the disclosing party as Confidential Information, whether in oral, written, graphic or electronic form. If disclosed orally, to be accorded status as Confidential Information such information must be identified as confidential or proprietary at the time of disclosure, reduced to writing thereafter marked as confidential and delivered to be receiving party within thirty (30) days following initial disclosure.

          1.3  Core means the MystiCom hardware designs identified in Exhibit A,
               ----
including without limitation (a) any part or component thereof and (b) any improvements, Updates, or other modifications supplied by MystiCom under this Agreement.

          1.4  Deliverables means the items MystiCom will deliver to Licensee,
               ------------
as described in Exhibit B.

          1.5  Device means a semiconductor device or other product of Licensee
               ------
incorporating one or more Instantiations.

          1.6  Documentation means the documentation specified on Exhibit A or
               -------------
supplied by MystiCom in conjunction with the Core.

------------------------
          * Portions of the material in this Exhibit have been redacted pursuant to a request for confidential treatment, and the redacted material has been filed separately with the Securities and Exchange Commission (the "Commission"). An asterisk has been placed in the precise places in this Agreement where we have redacted information, and the asterisk is keyed to a legend which states that the material has been omitted pursuant to a request for confidential treatment.

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          1.7  Error means a material nonconformity of the Core with the
               -----
Specifications.

          1.8  Instantiation means the embodiment or incorporation of the Core
               -------------
in one instance in a semiconductor device or other product. If the Core is embodied or incorporated in a semiconductor device or other product in more than one instance, each time the Core is embodied or incorporated in such semiconductor device or other product will be considered a separate Instantiation.

          1.9  Intellectual Property Rights means all current and future trade
               ----------------------------
secrets, copyrights, patents and other patent rights, trademark rights, service mark rights, mask work rights and any and all other intellectual property or proprietary rights now known or hereafter recognized in any jurisdiction in any and all media.

          1.10 Specifications means the specifications for the Core, as more
               --------------
fully described in Exhibit A.

          1.11 Taxes mean all taxes, levies, imposts, duties or other charges of
               -----
whatsoever nature however imposed by any subdivision or authority of or in that country in any way connected with this Agreement or any instrument or agreement required hereunder plus all interest, penalties or similar liabilities with respect thereto, except such taxes as are imposed on or measured by MystiCom's net income by a country, or any subdivision or authority of or in that country, in which MystiCom is doing business for purposes of that country's income tax laws.

          1.12 Updates means Error correction, bug fixes, minor modifications,
               -------
or minor improvements to the Core which are provided to Licensee under this Agreement.

2.        GRANT OF RIGHTS

          2.1  License Grant. MystiCom grants to Licensee and its Affiliates a
               -------------
worldwide, non-exclusive, non-transferable, perpetual, royalty bearing license, without right to sublicense, to the Core with full rights to make, have made, use, reproduce, and prepare derivative works solely for the purpose of integrating the Core into the Devices. MystiCom further grants Licensee and its Affiliates a worldwide, non-exclusive, non-transferable license to import, export, sell, offer to sell, and distribute the Devices to third parties including end users, OEMs, and through a multi-tiered distribution network.

          2.2  License to Documentation. MystiCom grants to Licensee and its
               ------------------------
Affiliates a non-exclusive right to copy, modify, and distribute (within and outside of Licensee) the Documentation solely for the purpose of supporting Licensee's customers.

          2.3. License Restrictions. Licensee acknowledges that, except as
               --------------------
stated in Sections 2.1 and 2.2, this Agreement does not grant Licensee any right or license under any proprietary rights of MystiCom and that any usage of the Core not within the scope of the licenses granted in this Agreement is prohibited.

3.        DELIVERY AND ACCEPTANCE

          3.1  Deliverables. MystiCom will use reasonable commercial efforts to
               ------------
deliver the Deliverables to Licensee in accordance with the schedule in Exhibit
B.

          3.2  Acceptance. The Deliverables will be deemed accepted by Licensee
               ----------
if MystiCom is not notified in writing of any Errors ("Error Report") within thirty (30) days after delivery of each Deliverable to Licensee; provided that the time period will be sixty (60) days for the final Deliverable. In the event that Licensee notifies MystiCom of such Errors, MystiCom will, at its option, repair or replace the Deliverable, as soon as commercially practicable. Prior to submitting an Error Report, Licensee will make reasonable efforts to isolate the Error to a particular file or hardware environment. The Error Report will state with particularity the Error discovered, identify the file in which the Error exists, and identify the hardware and software environment in which Licensee tested the Deliverable. Licensee also will provide MystiCom with access to any hardware and software, not already in MystiCom's possession, which Licensee used to test

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the Deliverable. The foregoing procedure will be repeated until (a) final written acceptance of the Deliverable by Licensee, or (b) the parties mutually agree in writing to terminate this Agreement.

4.        COMMERCIAL TERMS

          4.1  Fees and Royalties. In consideration of the licenses and other
               ------------------
rights granted under this Agreement, Licensee will pay MystiCom the amounts set forth in Exhibit C in accordance with the terms in Exhibit C. Licensee will, within* after the end of each calendar quarter, send to MystiCom a report detailing the number of Devices sold during the quarter to which the royalty payment applies, the number of Instantiations per Device, the rates at which royalties were computed, the amount of royalties due, and all additional details necessary to show how these amounts were determined; provided that during the 1st Year of Production (as defined in Exhibit C), no reports will be due. The report will be substantially in the form as described in Exhibit F. Licensee will provide MystiCom with a written, quarterly report, whether or not any royalty payments are due. Licensee also will pay to MystiCom all royalties to which MystiCom is entitled concurrently with delivery of the quarterly report. All payments due under this Agreement will be paid in U.S. dollars, without deductions except as expressly permitted herein. All payments due hereunder above and beyond any prepaid royalty will be earned on the date Licensee ships each Device to a Third Party. "Third Party" means any person or entity that receives a Device for use (i) as an OEM; (ii) as a distributor; (iii) as an end user; or (iv) in any other capacity that uses the Device for the purposes of that person or entity.

          4.2  Payment. All payments made pursuant to this Agreement will be
               -------
made by wire transfer to the Hapoalim Bank, Branch 584, Account No. 40008,
Swift: POALILITA (or such other account as MystiCom may notify Licensee in writing), for credit to MystiCom by the applicable due date for such payment.

          4.3  Late Payment. Any payment not made when due will bear interest at
               ------------
a rate equal to * per month or the highest rate permitted by applicable law, whichever is less, on the unpaid amounts from time to time outstanding from the date on which portions of such amounts became due and owing until payment thereof in full.

          4.4  No Set-Off. No part of any amount payable to either party
               ----------
hereunder may be reduced due to any counterclaim, set-off, adjustment or other right that the other party may have against such party.

          4.5  Taxes. Licensee will be responsible for the payment of Taxes
               -----
imposed in the United Kingdom on the fees paid hereunder, including without limitation license fees and royalties ("U.K. Taxes"). MystiCom will be responsible for the payment of Taxes imposed in Israel on the fees paid hereunder, including without limitation license fees and royalties. All payments or reimbursements under this Agreement and any instrument or agreement required hereunder will be made without set off or counter claim and free and clear and without deduction for any and all present and future Taxes. Licensee agrees to cause all U.K. Taxes to be paid directly to the appropriate U.K. governmental authority or authorities as applicable. Licensee will provide evidence that all applicable U.K. Taxes have been paid to the appropriate taxing authority by delivering to MystiCom receipts or notarized copies thereof within thirty (30) days after the due date for such U.K. Tax payments.

          4.8  Books and Records. Licensee will keep true and accurate records
               -----------------
and books of account containing all the data reasonably required for the full computation and verification of royalty payments due under this Agreement, as reported on Exhibit F, for each quarter of each of Licensee's fiscal years. Such materials will be retained for a period of at least three (3) years following the end of the fiscal year to which they relate. Licensee's books of account will be maintained in accordance with generally accepted accounting principles consistently applied. Upon thirty days advance written notice Licensee will permit the auditing and copying of such records and books of account by MystiCom's representatives at Licensee's headquarters facility; provided that MystiCom will not audit Licensee during the first year of this Agreement. Fees and expenses incurred in connection with such inspections (such as professional fees

---------------------------
         * This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the Commission.

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and expenses paid to accountants or other examiners retained by MystiCom and the cost of copying records and books of account) will be borne by MystiCom, unless such inspection reveals that an error of five percent (5%) or more in any payment was made during any given quarter, in which case the fees and expenses incurred in connection with the inspection during which such error was discovered will be borne by Licensee. Audits will not unreasonably interfere with Licensee's business activities and will not be made more frequently than once per calendar year, unless an audit reveals an underreporting in excess of five percent (5%).

5.       PROPRIETARY RIGHTS OWNERSHIP

         5.1 Ownership. MystiCom will retain all ownership, right, title, and
             ---------
interest in and to the Intellectual Property Rights in all current and hereafter existing revisions of or modifications to the Core, Documentation, and Updates.

         5.2 Proprietary Notices. Licensee agrees to reproduce and apply all
             -------------------
proprietary notices, including copyright notices, of MystiCom to all copies, in whole or in part, in any form, of the Core and Documentation made hereunder.

         5.3 Infringement by Third Parties. If Licensee learns of any possible
             -----------------------------
infringement or misappropriation of MystiCom's Intellectual Property Rights, it will immediately give notice thereof to MystiCom. Licensee agrees to cooperate with MystiCom's reasonable efforts to seek legal remedies for such infringements and misappropriations.

6.       MAINTENANCE

         6.1 Error Correction. For a period of * following the Effective Date,
             ----------------
MystiCom will, at no additional charge to Licensee, use reasonable commercial efforts to fix any and all Errors, and provide technical support relating to the Core as set forth in Exhibit D hereto. Upon each successful fix or correction of Errors, MystiCom will deliver to Licensee the updated Core comprising such fix or correction.

         6.2 Ongoing Support. Following expiration of the period set forth in
             ---------------
Section 6.1, Licensee may elect to purchase additional support and maintenance services from MystiCom at MystiCom's then-current hourly rate which will not exceed a * per year annual increase from MystiCom's current rate which is * per hour, plus out of pocket expenses. Alternatively, Licensee may purchase annual support and maintenance services at MystiCom's then-current annual rates, payable in advance in quarterly installments. Licensee may cancel such services on a going-forward basis upon receipt of MystiCom's invoice for any quarterly installment.

7.       WARRANTIES

         7.1 Limited Performance Warranty. MystiCom represents and warrants that
             ----------------------------
the Core will conform in all material respects to the Specifications for a period of * after acceptance of the Core in accordance with Section 3.2. The warranty set forth above will not apply if (a) the Devices are used in any direct or active operations of any equipment in any nuclear, aviation, mass transit, or medical applications, or in any other inherently dangerous applications, or (b) the Core is not used in accordance with the Documentation or is otherwise misused.

         7.2 Documentation Warranty. MystiCom represents and warrants that the
             ----------------------
Core datasheet will accurately describe the use of the Core.


         7.3 Remedies. Licensee's sole and exclusive remedy and MystiCom's sole
             --------
and exclusive obligation for a breach of the warranties set forth in Sections
7.1 and 7.2 will be the Error correction provided in accordance with Section 6.

______________________
         * This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the Commission.

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         7.4 Warranty Exclusion. Except as provided in Sections 7.1 and 7.2,
             ------------------
MystiCom makes no warranty of any kind with regard to the Deliverables, the Core, the Documentation, or any MystiCom Intellectual Property Rights. MYSTICOM EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING IN LAW, CUSTOM, CONDUCT OR OTHERWISE.

         7.5 No Warranty Pass Through. Licensee agrees that it will make no
             ------------------------
warranty, express or implied, on behalf of MystiCom and will indemnify and hold MystiCom harmless from any liability, cost, expense or obligation relating to any such warranty or representation Licensee may make regarding the Devices or the Core.

8.       INDEMNIFICATION

         8.1 Indemnification by MystiCom. MystiCom will indemnify, defend and
             ---------------------------
hold Licensee harmless from and against any and all liabilities, losses, damages, fees, costs and expenses, including without limitation reasonable attorneys' fees, incurred by Licensee resulting from a third party claim, suit, action or proceeding (a "Claim") alleging that the Core infringes a valid United States, European Union, Japan, Singapore, or Taiwan third party patent or copyright or misappropriates a third party's trade secrets; provided that Licensee (a) promptly notifies MystiCom in writing of such Claim; (b) provides MystiCom sole control of the defense or settlement of such claim; and (c) provides MystiCom assistance at MystiCom's request and reasonable expense. Licensee may participate in the defense or settlement of the Claim at its own expense. If an injunction is obtained against Licensee for use of the Core, or if MystiCom reasonably believes that such injunction is likely, MystiCom will, at its option and its expense, either (i) procure for Licensee the right to continue using such Core, (ii) replace or modify Core or the infringing portions thereof so that they become non-infringing, or (iii) refund royalties and fees paid therefor depreciated on a straight-line basis over three (3) years and terminate this Agreement. MystiCom may not settle or compromise any Claim without Licensee's prior written consent unless such settlement or compromise unconditionally releases Licensee. MystiCom will have no liability or obligation to defend or indemnify for any Claim arising from (A) the combination of Core with Licensee or third party materials or intellectual property, unless it is determined by a court of competent jurisdiction that the Core is the sole infringing element of such claim; (B) the modification or translation of Core or any portion of the Core by a party other then MystiCom; (C) any use by Licensee of the Core after Licensee becomes aware that the Core may be infringing; or (D) use of an outmoded or superseded version of the Core ninety (90) days after MystiCom has made available a revised, non-infringing version.

         8.2 Indemnification by Licensee. Licensee will indemnify, defend and
             ---------------------------
hold MystiCom harmless from and against any and all liabilities, losses, damages, fees, costs and expenses, including without limitation reasonable attorneys' fees, incurred by MystiCom resulting from a Claim that the manufacture, use or sale of the Devices infringes any patent, copyright or other Intellectual Property Rights of any third party or misappropriates any trade secret of any third party, provided that such action is not based solely on the incorporation or use of the unmodified Core used strictly in accordance with the license terms of this Agreement; and provided further that MystiCom (a) promptly notifies Licensee in writing of such Claim; (b) provides Licensee sole control of the defense or settlement of such Claim except that Licensee may not settle or compromise any Claim without MystiCom's prior written consent unless such settlement or compromise unconditionally releases MystiCom; and (c) provides Licensee assistance at Licensee's request and reasonable expense. Licensee may not settle or compromise any Claim without MystiCom's prior written consent unless such settlement or compromise unconditionally releases MystiCom.

         8.3 Entire Liability for Infringement. The foregoing provisions of this
             ---------------------------------
Section 8 state the entire liability and obligations of each party and the exclusive remedy of each party with respect to any alleged Intellectual Property Rights infringement by the Deliverables, the Core, and the Documentation.

9.       LIMITATION OF LIABILITY

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         OTHER THAN FOR BREACHES OF SECTIONS 2 AND 10, OR FOR ANY AMOUNTS
PAYABLE PURSUANT TO SECTION 8, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION ANY LOSS OF BUSINESS, LOSS OF USE OR OTHER ECONOMIC DAMAGE, INCLUDING INJURY TO PROPERTY, AS A RESULT OF BREACH OF ANY WARRANTY OR OTHER TERM OF THIS AGREEMENT, REGARDLESS OF WHETHER THE OTHER PARTY WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF, THE POSSIBILITY THEREOF. IN NO EVENT WILL MYSTICOM'S AGGREGATE LIABILITY EXCEED THE AMOUNTS RECEIVED BY MYSTICOM FROM LICENSEE UNDER THIS AGREEMENT. THE EXISTENCE OF MULTIPLE CLAIMS WILL NOT ENLARGE THE FOREGOING LIMIT.

10.      CONFIDENTIALITY

         10.1 Nondisclosure and Non-Use. All Confidential Information will be
              ------------------------
treated as confidential and not disclosed or transferred by the recipient to third parties, other than the recipient's agents and employees who need to know such information to serve the recipient and who are obligated to treat such information as confidential. Without limiting the foregoing, Licensee acknowledges that the Core constitutes trade secrets and proprietary properties of MystiCom and agrees not to disclose or transfer such information or materials (or any copy or counterpart), regardless of marking requirements, to any third person, nor use these in any manner except pursuant to this Agreement, without MystiCom's prior written consent; and Licensee will take the more stringent of reasonable measures and the measures it uses to protect its own comparable information and material, to prevent this transfer and use, including without limitation restricting access to its employees who require access to serve Licensee and who are obligated to treat such information as confidential.

         10.2 Exclusions. Notwithstanding any other provision of this Agreement,
              ----------
neither party will be restricted from using information received from the other party which: (a) is or becomes public knowledge through no wrongful act of the recipient; (b) is rightfully obtained by the recipient from a third party without similar restriction and without breach of any obligation owed to the disclosing party; (c) is approved for release by written authorization of the disclosing party. The recipient of information will have the burden of establishing the applicability of any of the above mentioned exclusions.

         10.3 Enforcement. Each party will exert its reasonable commercial
              -----------
efforts, including, but not limited to the execution of proprietary non-disclosure agreements with employees, consultants, and other third parties, and legal action, to enforce compliance with the provisions of this Section 10 by its directors, officers, employees, and any third party to whom it provided access to Confidential Information of the other party.

11.      MARKETING

         11.1 Intellectual Property Markings. Licensee shall mark the
              ------------------------------
documentation for the Devices with a notice reflecting MystiCom's ownership of the Core and comply with MystiCom's reasonable instructions regarding such marking.

         11.2. Trademarks. MystiCom grants to Licensee a non-exclusive,
               ----------
non-transferable, limited license to use MystiCom's trademarks and logos, as identified in Exhibit E ("Trademarks") on the Devices and Documentation and in Licensee's advertising and printed material for the Devices, provided that Licensee complies with the terms herein. Licensee acknowledges the ownership of the Trademarks by MystiCom, agrees that it will do nothing inconsistent with such ownership, and that all use of the Trademarks will inure to the benefit of and be on behalf of MystiCom. Nothing in this Agreement will give Licensee any right, title or interest in the Trademarks other than the right to use the Trademarks in connection with the Devices in accordance with the license granted it herein. Licensee agrees to use the Trademarks only in the form and manner and only with appropriate legends as prescribed from time to time in writing by MystiCom, and not to use any trade name, business name or corporate name, or any trademark or service mark in combination with any of the Trademarks without in each instance obtaining the prior written approval of MystiCom. Licensee agrees to use reasonable efforts to notify MystiCom of

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any unauthorized use of the Trademarks by others promptly as it comes to
Licensee's attention. MystiCom will have the exclusive right and discretion to bring infringement or unfair competition proceedings involving the Trademarks. Licensee, at MystiCom's request, will assist MystiCom in obtaining registrations for the Trademarks.

          11.3  Quality Standards. Licensee will ensure that the Devices are
                -----------------
subject to the same quality control procedures and standards governing similar Licensee products. Licensee will provide MystiCom with specimens of its use of the Trademarks upon request to ensure Licensee's conformance with this Section.

          11.4  Publicity. MystiCom will have the right to issue press releases
                ---------
announcing the relationship between Licensee and MystiCom, provided that the parties will mutually agree upon the content and timing of any such press releases, and to use Licensee's name on MystiCom's customer lists.

          11.5  Commercialization. Licensee will use commercially reasonable
                -----------------
efforts to manufacture, market and sell the Devices.

12.       TERM AND TERMINATION

          12.1  Term of Agreement. This Agreement will commence on the Effective
                -----------------
Date and continue for three (3) years after acceptance of final Deliverable, unless earlier terminated under this Section 12; provided that if Licensee chooses to use the Core in a new process technology, this Agreement will automatically be extended for an additional two (2) years. This Agreement may be renewed for additional one (1) year terms upon mutual written agreement of the parties at least thirty (30) days prior to the end of the term.

          12.2  Termination With Cause. Either party may terminate this
                ----------------------
Agreement upon thirty (30) days written notice of a material breach of this Agreement by the other party hereto if such breach is not cured within such thirty (30) day period; provided, however, that the cure period for a failure to make a payment when due will be ten (10) days. Notwithstanding the foregoing, MystiCom may terminate this Agreement immediately if Licensee becomes insolvent in any voluntary or involuntary bankruptcy proceeding or any other proceeding concerning insolvency, dissolution, cessation of operations, reorganization of indebtedness or the like and the proceeding is not terminated within sixty (60) days.

          12.3  Effect of Termination
                ---------------------

                    12.3.1  Breach by Licensee. In the event that this Agreement
                            ------------------
is terminated as a result of material breach of Licensee, then Licensee will not have the right to receive Updates or other services from MystiCom or to develop new products and must cease distribution of the Devices immediately.

                    12.3.2  Breach by MystiCom. If this Agreement is terminated
                            ------------------
by Licensee with cause, due to a material breach by MystiCom, Licensee will retain the right to sell existing Devices and to support existing customers using Core, provided that any applicable royalties are duly paid by Licensee, in accordance with Exhibit C; provided further that Licensee may deduct from such payments a mutually agreed upon amount for damages incurred by Licensee from MystiCom's breach.

                    12.3.3  Additional Remedies. Termination will not relieve
                            -------------------
either party from any liability arising from any breach of this Agreement. Neither party will be liable to the other for damages of any kind solely as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement by a party will be without prejudice to any other right or remedy of such party under this Agreement or applicable law.

          12.4  Survival. Sections 1, 2 (subject to payment under Section 4 and
                --------
termination under Section 12), 4, 5, 7, 8, 9, 10 12 and 13 will survive any termination or expiration of this Agreement.

13.       GENERAL PROVISIONS

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          13.1  Relationship. The relationship between the parties will be that
                ------------
of independent contractors. Nothing contained herein will be construed to imply a joint venture, principal or agent relationship, or other joint relationship, and neither party will have the rights, power or authority to create any obligation, express or implied, on behalf of the other.

          13.2  Dispute Resolution. Except as provided in Section 13.11, in the
                ------------------
event of any dispute under this Agreement, the parties expressly agree to attempt to resolve the dispute between the appropriate officers of each party. If such attempt is unsuccessful, the parties agree to submit the dispute to nonbinding mediation. In the event that the dispute is not resolved within thirty (30) days after submission to a mediator, either party may then seek judicial relief.

          13.3  Governing Law; Jurisdiction. This Agreement will be governed in
                ---------------------------
all respects by the substantive laws of the State of California, United States of America, as applied to agreements entered into and to be performed in California between California residents, exclusive of its conflicts of laws rules. The parties expressly agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. The parties expressly stipulate that all litigation under this Agreement will be brought in the state courts of the County of Santa Clara, California, or in the U.S. District Court for the Northern District of California.

          13.4  Attorneys' Fees. In the event any proceeding or lawsuit is
                ---------------
brought by either party in connection with this Agreement, the prevailing party in such proceeding will be entitled to receive its costs, expert witness fees and reasonable attorneys' fees, including costs and fees on appeal.

          13.5  Assignment. Licensee may not assign or otherwise transfer this
                ----------
Agreement nor any rights or obligations under this Agreement, in whole or in part, without MystiCom's prior written consent, which will not be unreasonably withheld. Any attempt by Licensee to effect such an assignment or transfer without MystiCom's written consent will be void. The parties agree that Licensee will not have to pay any transfer or assignment fees for any transfer or assignment made in accordance with this Section.

          13.6  Waiver. Failure by either party to enforce any of its rights
                ------
under this Agreement will not be deemed a waiver of any right which that party has under this Agreement.

          13.7  Severability. If for any reason a court of competent
                ------------
jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. The parties agree to negotiate in good faith an enforceable substitute provision for any unenforceable provision that most nearly achieves the intent and economic effect of the unenforceable provision.

          13.8  Export Compliance; Restricted Rights. Licensee will not export,
                ------------------------------------
directly or indirectly, the Core or the Devices, or any portions of them in any form, to any country for which United States laws or regulations require an export license or other governmental approval, without first obtaining such license or approval. Licensee hereby agrees to indemnify and hold MystiCom harmless from and against any losses, damages, penalties or causes of action resulting from a violation of this Section. If Licensee distributes Devices to or on behalf of the United States of America, its agencies and/or instrumentalities (collectively, the "Government") Licensee will ensure that such Devices are delivered to the Government with restricted rights. Licensee further agrees to take all reasonable steps to ensure that the Core and the Devices receive equivalent or greater protection if licensed to foreign governmental entities.

          13.9  Notices. Except as specifically provided herein, all notices
                -------
required hereunder will be in writing and will be given by personal delivery, international courier service, or by mail, certified or registered, postage prepaid, return receipt requested, to the parties at their respective addresses set forth below, or to any party at such other addresses as will be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section.

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

          MystiCom                          Licensee
          --------                          --------
          MystiCom Limited                  Virata Corporation
          6 Ha'zoran Street                 4700 Falls of Neuse Road
          P.O. Box 8364                     Suite 400
          Netanya 42504 Israel              Raleigh, North Carolina 27609
          Attn: David Almagor               Attn: Tom Huppuch

All notices will be deemed effective upon personal delivery, or seven (7) days following deposit in the mail, or two (2) business days following deposit with any international courier service in accordance with this Section.

          13.10 Injunctive Relief. It is expressly agreed that a violation of
                -----------------
this Agreement will cause irreparable harm to MystiCom and that a remedy at law would be inadequate. Therefore, in addition to any and all remedies available at law, either party will be entitled to an injunction or other equitable remedies in all legal proceedings in the event of any threatened or actual violation of any or all of the provisions of this Agreement.

          13.11 Force Majeure. Except for the payment of monies due under this
                -------------
Agreement, neither party will be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that party, including, but not limited to, acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, governmental regulations, communications or utility failures, or casualties; provided that the delayed party: (a) gives the other party prompt written notice of such cause and (b) uses its reasonable efforts to correct such failure or delay in its performance. The delayed party's time for performance or cure under this Section will be extended for a period equal to the duration of the cause or sixty (60) days, whichever is less.

          13.12 Headings. The section headings used in this Agreement are used
                --------
for convenience only and are not to be considered in construing or interpreting this Agreement

          13.13 Counterparts. This Agreement may be executed in one or more
                ------------
counterparts. each of which will be deemed an original, but which collectively will constitute one and the same instrument.

          13.14 Entire Agreement; Amendment. This Agreement, including all
                ---------------------------
Exhibits, reflects the entire agreement of the parties regarding the subject matter hereof, and supersedes all prior or contemporaneous understanding or agreements between the parties, whether written or oral. This Agreement will not be amended, altered or changed except by written agreement signed by both parties. This Agreement is executed in the English language.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

MYSTICOM LIMITED                                   VIRATA LTD.
"MystiCom"                                         "Licensee"


By:     /s/ DAVID ALMAGOR                  By:     /s/ BERNARD GLASAUER
        -----------------                          --------------------

Name:   David Almagor                      Name:   Bernard Glasauer
        -------------                              ----------------

Title:  CEO                                Title:  VP Operations
        ---                                        -------------

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